EXHIBIT 99.1

Supplemental Financial and Other Information

RXO

Reconciliation of Net Income to Adjusted EBITDA, Public Company Pro Forma Adjusted EBITDA and Public Company Pro Forma Adjusted EBITDA less Net Capital Expenditures

(Unaudited)

(In millions)

	Twelve Months Ended June 30,	Six Months Ended June 30,		Years Ended December 31,
	2022	2022	2021	2021	2020	2019
Net income	$158	$83	$75	$150	$43	$62
Interest expense	—	—	—	—	—	—
Income tax provision	45	27	23	41	14	22
Depreciation and amortization expense	83	42	40	81	76	74
Transaction and integration costs	22	21	1	2	14	1
Restructuring costs	5	3	—	2	10	9
Other	2	—	(1)	1	—	—
Adjusted EBITDA	$315	$176	$138	$277	$157	$168
Reversal of allocated corporate expense (1) and other	32	15	12	29	16	8
Public company standalone cost (2)	(45)	(23)	(23)	(45)	(45)	(45)
Public company pro forma adjusted EBITDA	$302	$168	$127	$261	$128	$131
Net capital expenditures	(44)	(24)	(18)	(38)	(39)	(55)
Public company pro forma adjusted EBITDA less net capital expenditures	$258	$144	$109	$223	$89	$76

(1)	Allocated corporate expense per RXO Form 10 combined financial statements; excludes the impact of adjusted items and allocated income tax, depreciation and amortization from XPO Corporate.
(2)	Estimated incremental costs of operating RXO as a standalone public company.

RXO

Reconciliation of Capital Expenditures to Net Capital Expenditures

(Unaudited)

(In millions)

	Twelve Months Ended June 30,	Six Months Ended June 30,		Years Ended December 31,
	2022	2022	2021	2021	2020
Payment for purchases of property and equipment	$(44)	$(24)	$(19)	$(39)	$(47)
Proceeds from sale of property and equipment	—	—	1	1	8
Net capital expenditures	$(44)	$(24)	$(18)	$(38)	$(39)

Revenue	$5,063	$2,538	$2,164	$4,689	$3,357
Net capital expenditures as % of revenue	0.9%	0.9%	0.8%	0.8%	1.2%

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RXO

Return on Invested Capital (ROIC)

(Unaudited)

(In millions)

	Year Ended December 31,		As of December 31,
Select income statement items	2021	Select balance sheet items	2021	2020
Public company pro forma adjusted EBITDA	$261	Total assets per Form 10	$2,068	$1,870
(-) Depreciation	(57)	(-) Cash	(29)	(70)
(-) Cash taxes (1)	(18)	(-) Goodwill and intangibles	(730)	(754)
(+) Operating lease interest (1)	5	Operating assets (excluding goodwill and intangibles)	$1,309	$1,046
Net operating profit after tax	$191
		Total liabilities per Form 10	998	802
		(-) Net deferred tax liability	(52)	(49)
		(-) Operating lease liability	(135)	(116)
		Non-debt liabilities	$811	$637
		Invested capital	$498	$409

42% return on invested capital

(1)	Cash taxes is calculated as the ratio of RXO’s public company pro forma adjusted EBITDA to XPO adjusted EBITDA, multiplied by XPO’s cash paid for taxes. Operating lease interest is calculated as period end operating lease assets multiplied by the Company’s incremental borrowing rate, net of tax.

Definitions:

ROIC is calculated as net operating profit after taxes divided by average invested capital, excluding goodwill and intangibles.

Invested capital is calculated as total assets excluding cash, goodwill and intangible assets less total liabilities excluding net deferred tax and operating lease liabilities.

Average invested capital is calculated as the average of invested capital as of December 31, 2021 and 2020.

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RXO

Reconciliation of Net Debt and Net Leverage

(Unaudited)

(In millions)

Reconciliation of Net Debt - Pro Forma	As of June 30, 2022
Total debt	$442
Less: Cash and cash equivalents	(100)
Net debt	$342

Reconciliation of Net Leverage - Pro Forma	Twelve Months Ended June 30, 2022
Net debt	$342
Public company pro forma adjusted EBITDA	$302
Net leverage	1.1	x

RXO expects to maintain net leverage in the target range of 1.0x to 2.0x and is committed to maintaining investment grade credit metrics.

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RXO

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(Unaudited)

(In millions)

Twelve Months Ended June 30, 2022
Net cash provided by operating activities (1)	$236
Payment for purchases of property and equipment (1)	(44)
Proceeds from sale of property and equipment (1)	—
Free cash flow (1)	$192
Pro forma interest expense (2)	(35)
Incremental working capital usage and other (3)	(30)
Adjusted free cash flow	$127

(1)	Based on RXO’s combined financial statements as presented in Form 10.
(2)	Based on RXO’s pro forma financial statements as presented in Form 10.
(3)	Based on cash used by changes in assets and liabilities in Form 10 combined financial statements, less incremental working capital usage.

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The following table reconciles XPO’s revenue and operating income attributable to the remaining company after the planned spin-off of RXO (1) and the divestiture of XPO’s North American intermodal operation for the trailing twelve months ended June 30, 2022, the six-month periods ended June 30, 2022 and 2021, and twelve months ended December 31, 2021, to adjusted EBITDA for the same periods.

Reconciliation of Revenue and Adjusted Ebitda Attributable to the Remaining Company

(Unaudited)

(In millions)

	Trailing Twelve Months Ended	Six Months Ended	Twelve Months Ended	Six Months Ended
	June 30,	June 30,	December 31,	June 30,
	2022	2022	2021	2021

XPO historical revenue (2)	$13,336	$6,705	$12,806	$6,175
Intermodal operation (3)	903	308	1,077	483
RXO spin-off operations (3)	5,063	2,538	4,689	2,164
Eliminations (4)	(167)	(79)	(156)	(69)
Adjusted revenue attributable to the remaining company	$7,537	$3,938	$7,196	$3,597

XPO historical operating income (2)	$1,141	$855	$616	$330
Intermodal operation (3)	76	33	53	10
RXO spin-off operations (3)	259	144	226	111
Adjusted operating income attributable to the remaining company	806	678	337	209
Other income (5)	58	28	58	28
Depreciation and amortization expense	370	182	376	188
Gain on sale of business	(434)	(434)	—	—
Litigation settlements	31	—	31	—
Transaction and integration costs	59	34	36	11
Restructuring costs	25	8	19	2
Adjusted EBITDA attributable to the remaining company (6)	$915	$496	$857	$438

The remaining company will consist of XPO’s less-than-truckload transportation business in North America, European transportation business and corporate entity.

(1)	The planned spin-off of RXO is expected to include XPO’s truck brokerage business, as well as managed transportation, last mile and freight forwarding operations.
(2)	XPO historical financial data were derived from XPO’s financial statements for the period presented.
(3)	Financial data for the Intermodal and RXO spin-off operations were derived from XPO’s underlying financial records for the period presented and are not presented on a carve-out basis.
(4)	Represents intercompany transactions between XPO and the divested entities which will no longer be eliminated in consolidation subsequent to the divestitures.
(5)	Other income primarily consists of pension income.
(6)	Excludes general corporate overhead costs and other amounts which were historically allocated to the divested entities.

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Non-GAAP Financial Measures

This document contains the following non-GAAP financial measures for RXO: adjusted earnings before interest, taxes, depreciation and amortization, as further adjusted in connection with the contemplated spin-off transaction (“adjusted EBITDA”) for the sixth months ended June 30, 2022 and 2021, and the years ended December 31, 2021, 2020 and 2019; public company pro forma adjusted EBITDA for the twelve months ended June 30, 2022, the six months ended June 30, 2022 and 2021 and the years ended December 31, 2021, 2020 and 2019; return on invested capital (“ROIC”) for the twelve months ended December 31, 2021; free cash flow and adjusted free cash flow for the twelve months ended June 30, 2022; net leverage and net debt; and net capital expenditures and net capital expenditures as a percentage of revenue for the years ended December 31, 2021 and 2020 and the twelve months ended June 30, 2022.

We believe that the above adjusted financial measures facilitate analysis of the ongoing business operations of RXO because they exclude items that may not be reflective of, or are unrelated to, RXO’s business’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA includes adjustments for transaction and integration costs as well as restructuring costs. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses this non-GAAP financial measure in making financial, operating and planning decisions and evaluating RXO’s ongoing performance. Public company pro forma adjusted EBITDA includes adjustments for the reversal of allocated corporate expenses, public company operating expense and expense of being a public company.

We believe that adjusted EBITDA and public company pro forma adjusted EBITDA improve comparability from period to period by removing the impact of RXO’s capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in RXO’s underlying businesses. We believe that ROIC is an important metric as it measures how effectively RXO deploys its capital base. ROIC is calculated as net operating profit after tax(“NOPAT”) for the year ended December 31, 2021 divided by average invested capital excluding goodwill and intangible assets. NOPAT is calculated as public company pro forma adjusted EBITDA less depreciation expense and cash taxes plus operating lease interest. Invested capital is calculated as total assets excluding cash, goodwill and intangible assets less total liabilities excluding net deferred tax and operating lease liabilities. Average invested capital is calculated as the average of invested capital as of December 31, 2021 and 2020. We believe that free cash flow and adjusted free cash flow are important measures of RXO’s ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as public company pro forma adjusted EBITDA less net interest expense, taxes, change in net working capital and net capital expenditures, and adjusted free cash flow as free cash flow as further adjusted for pro forma interest expense and incremental working capital. We believe that net leverage and net debt are important measures of RXO’s overall liquidity position and are calculated by removing cash and cash equivalents from RXO’s reported total debt and reporting net debt as a ratio of RXO’s trailing twelve-month public company pro forma adjusted EBITDA. We believe net capital expenditures is an important measure of RXO’s capital intensity and is calculated as payment for purchases of property and equipment, less proceeds from sale of property and equipment.

This document includes financial information for the twelve month period ended June 30, 2022, and is calculated as: the statement of operations for the year ended December 31, 2021, minus the unaudited combined condensed statement of operations for the six months ended June 30, 2021 plus the unaudited combined condensed statements of operations for the six months ended June 30, 2022.

Furthermore, this document includes pro forma information. The pro forma adjustments include transaction accounting adjustments that reflect the accounting for transactions in accordance with GAAP, and autonomous entity adjustments that reflect certain incremental expense or other changes necessary, if any, to reflect the financial condition and results of operations as if RXO was a standalone entity. The pro forma adjustments are based on available information and assumptions our management believes are reasonable; however, such adjustments are subject to change as transaction-related agreements are finalized and the costs of operating as a standalone company are determined. In addition, such adjustments are estimates and may not prove to be accurate.

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Forward-looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements relating to the planned spin-off, the expected timing of the transaction and the anticipated benefits of the transaction, RXO’s anticipated net leverage and credit ratings and the planned divesture of the European transportation business. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include our ability to effect the spin-off of our enabled brokered transportation platform and meet the related conditions of the spin off, the expected timing of the completion of the transactions and the terms of the transactions, our ability to achieve the expected benefits of the transactions, our ability to retain and attract key personnel for the separate businesses, the risks discussed in our filings with the SEC, and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to implement our cost and revenue initiatives; our ability to benefit from the proposed spin-off; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment, including in connection with the proposed spin-off; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks, wars or similar incidents, including the conflict between Russia and Ukraine and increased tensions between Taiwan and China; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin-off of our tech-enabled brokered transportation platform, including final approval for the proposed spin-off and the risk that the spin-off may not be completed on the terms or timeline currently contemplated, if at all; the impact of the proposed spin-off of our enabled brokered transportation platform on the size and business diversity of our company; the ability of the proposed spin-off tech-enabled brokered transportation platform to qualify for tax-free treatment for U.S. federal income tax purposes; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees and independent contractors; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; the impact of potential sales of common stock by our chairman; governmental regulation, including trade compliance laws, as well as changes in international trade policies, sanctions and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures.

All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

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